Exhibit 99.1


  AMERICAN SOIL TECHNOLOGIES EXPANDS MARKETING INITIATIVES WITH P. ALLEN SMITH
                   FOR THE COMPANY'S NUTRIMOIST PRODUCT LINE

PACOIMA Calif. -October 7, 2005- American Soil Technologies, Inc.(OTCBB:SOYL) announced today that it has entered into a marketing and advertising agreement with Hortus, Ltd., P. Allen Smith's television productionand media company to promote its Nutrimoist(R) line.

P. Allen Smith is an award-winning garden designer, author and host of the public television program, "P. Allen Smith's Garden Home" and the syndicated 30-minute television show "P. Allen Smith Gardens." He has emerged as America's most recognized and respected garden design expert, providing ideas and inspiration through multiple media venues.

Carl Ranno, President and CEO of American Soil Technologies, stated, "Through this established marketing agreement, we expect Allen to draw a great deal of attention to our retail horticulture products and to deliver a significant increase in the sales of our Nutrimoist product line in the retail garden industry."

P. Allen Smith, said, "Nutrimoist gives gardeners an advantage when establishing and maintaining their gardens and containers...The results are more satisfying."

The Nutrimoist product line includes Nutrimoist Crystals, a cross-linked polymer specifically used to strengthen turf, plants, trees and flowers as a powerful long-lasting soil amendment that greatly reduces the amount of water needed to grow lush plants. Nutrimoist products create optimum conditions for plant growth and have a positive effect on the water and nutrient supply, as well as on the porosity and permeability of soils and potting mixes.

ABOUT P. ALLEN SMITH

P. Allen Smith is a fourth generation nurseryman who owned and operated his own garden center, Smith gained years of practical experience guiding the gardening public before he became a well-known author of gardening books and launched a career in television. P. Allen Smith is a professional garden designer and talented communicator. After studying garden history and design at the University of Manchester in England through an International Rotary Scholarship and becoming a Certified Fellow of the Royal Horticultural Society, he returned to this country with the mission of inspiring Americans to embrace the joy of creating beautiful gardens. For ten years, he owned and operated a retail garden center, where his reputation grew as a talented garden designer and popular public speaker. Early in his career, Smith introduced groups to the wonder and beauty of European gardens as a guide and lecturer for private tours. Next came workshops and requests for appearances on local television and radio stations. Soon he created a television production company, Hortus, Ltd, offering 90-second gardening reports to local news programs across the country. These short, highly informative spots sparked a desire in viewers for a longer format, so he responded by expanding the reports into a nationally syndicated 30-minute program, P. Allen Smith Gardens. Visit www.pallensmith.com .

ABOUT AMERICAN SOIL TECHNOLOGIES INC.

American Soil Technologies is in the $150 billion agricultural industry. The company develops, manufactures and markets cutting-edge technology that decreases the need for water in agriculture and other plant-growing environments while increasing crop yield and reducing the environmental damage caused by common farming practices. The company has an exclusive license to two method patents with cross-linked and linear polymers as their basis. The company also holds four patents on a revolutionary new machine, the M-216 Polymer Injector, designed to install its liquid products in mature turf as well as some standing crops. The machine has been built, tested and is now operational.

More product information can be found on the corporate Web site, located at www.americansoiltech.com.
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This release contains forward-looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:
Crosscheck Capital (Investor Relations)
Alex Johnston, 866-214-5833
Email: info@crosscheckcapital.com